Exhibit 32.2

Certification Required by 18 U.S.C. Section 1350 as
adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

This certification is given by the undersigned Executive Vice President and Chief Financial Officer of Northrim BanCorp, Inc. (the “Company”) pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. The undersigned hereby certifies, with respect to the Company’s annual report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2010

/s/  Joseph M. Schierhorn
Joseph M. Schierhorn
Executive Vice President and Chief Financial Officer